FOURTH AMENDED AND RESTATED
                                     BYLAWS
                                       of
                             NEWSTATE HOLDINGS, INC.
                            (A Delaware Corporation)


                  Section 1.01 REGISTERED OFFICE AND AGENT. The registered office and agent of the Corporation in Delaware shall be as designated by the Board of Directors from time to time.

                  Section 1.02 OTHER OFFICES. The Corporation may establish and maintain such other offices at such other places of business both within and without the State of Delaware as the Board of Directors may from time to time determine.


                                   ARTICLE TWO
                                  SHAREHOLDERS

                  Section 2.01 ANNUAL MEETING. The annual shareholders' meeting for electing directors and transacting other business shall be held at such time and place within or without the State of Delaware as may be designated by the Board of Directors in a resolution and set forth in the notice of the meeting. Failure to hold any annual shareholders' meeting at the designated time shall not work a forfeiture or dissolution of the Corporation.

                  Section 2.02 SPECIAL MEETINGS. Special meetings of the shareholders may be called by the Board of Directors, and shall be called by the President or Secretary at the request in writing of shareholders owning not less than one-tenth of all the shares entitled to vote at the proposed meeting. Such request shall state the purpose or purposes of the proposed meetings. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice thereof.

                  Section 2.03 PLACE OF MEETING. All shareholders' meetings shall be held at such place, within or without the State of Delaware as shall be fixed from time to time by resolution of the Board of Directors.

                  Section 2.04 NOTICE OF MEETINGS. Written notice stating the place, day and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days or more than sixty days before the date of the meeting either personally or by mail, by or at the direction of the President, the Secretary or the officer person calling the meeting , to each shareholder of record entitled to vote at such meeting, except that if the authorized shares are to be increased, at least thirty days notice shall be given. A notice shall be deemed delivered:

                  (i) if mailed to a United States address three days after being deposited in the United States mail, with postage prepaid, addressed to the shareholder at the address as it appears on the Corporation's record of shareholders.

                  (ii) if mailed to an address outside the United States, seven days after being deposited in the United States mail with airmail postage prepaid, addressed to the shareholder at the address as it appears on the Corporation's record of shareholders.

                  Section 2.05 WAIVER OF NOTICE. Whenever any notice is required to be given to any shareholder of the Corporation under the provisions of any statute or under the provisions of the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice or the holder of a proxy from such person or persons, whether before, at or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a shareholder at a meeting of shareholders shall constitute a waiver of notice of such meeting, except when such shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                  Section 2.06 ORGANIZATION. Meetings of the shareholders shall be presided over by the Chairman of the Board of Directors, or if he is not present or one has not been elected, by a Chairman PRO TEMPORE to be chosen by a majority of the shareholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as secretary of the meeting, or if neither the Secretary nor any Assistant Secretary is present, a secretary PRO TEMPORE shall be chosen by a majority of the shareholders entitled to vote who are present in person or by proxy at the meeting.

                  Section 2.07 VOTING. Except as otherwise specifically provided by the Certificate of Incorporation or by these Bylaws or by statute, all matters coming before any meeting of shareholders shall be decided by the affirmative vote of a majority of the issued and outstanding shares of Common Stock. The vote upon any question shall be by ballot whenever requested by any person entitled to vote, but, unless such a request is made, voting may be conducted in anyway approved at the meeting.

                  Section 2.08 SHAREHOLDERS ENTITLED TO VOTE. Each shareholder of the Corporation entitled to vote on a matter has the right to vote, in person or by proxy, each share of Common Stock standing in his name on the books of the Corporation on the record date fixed or determined pursuant to Section 6.08 hereof.

                  Section 2.09 PROXIES. The right to vote by proxy shall exist only if the instrument authorizing such proxy to act shall have been executed in writing by the shareholder himself or by his attorney-in-fact duly authorized in writing. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

                  Section 2.10 QUORUM. The presence at any shareholders' meeting, in person or by proxy, of the record holders of a majority of the issued and outstanding shares of Common Stock entitled to vote (and not required to abstain from voting) at the meeting shall be necessary and sufficient to constitute a quorum for the transaction of business.

                  Section 2.11 ABSENCE OF QUORUM. In the absence of a quorum at any shareholders' meeting, a majority of the total number of shares entitled to vote at the meeting and present thereat, in person or by proxy, may adjourn the meeting for a period not to exceed sixty days at any one adjournment. Any business that might have been transacted at the meeting originally called may be transacted at any such adjourned meetings at which a quorum is present.

                  Section 2.12 VOTING RECORD. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten days before each meeting of shareholders, a complete record of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which record, for a period of ten days before such meeting, shall be kept on file at the principal office of the Corporation, whether within or without the State of Delaware, and shall be subject to inspection by any shareholder for any purpose germane to the meeting at any time during usual business hours. Such record shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder for any purpose germane to the meeting during the time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such record or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirements of this Section
2.12 shall not affect the validity of any action taken at such meeting of shareholders.

                  Section 2.13 ACTION BY SHAREHOLDERS WITHOUT A MEETING. Any action required to be taken at a meeting of the shareholders of the Corporation or any action which may be taken at such a meeting, may be taken without meeting if a consent in writing, setting forth the action so taken, shall be signed and dated by the shareholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and delivered to the Corporation within sixty days from the date the first such consent is delivered.

                  Section 2.14 MEETING BY CONFERENCE TELEPHONE. Any shareholder may participate in a meeting of the shareholders of the Corporation by means of a conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other and such participation shall constitute the presence of such person at such meeting.


                                  ARTICLE THREE
                               BOARD OF DIRECTORS

                  Section  3.01  NUMBER AND TERM OF  OFFICE.  Subject to Section
3.02 and 3.03, the Board of Directors of the Corporation shall consist of up to six directors. Each director (whenever elected) shall hold office until his successor shall have been elected and qualified unless he shall resign or his office shall become vacant by his death or removal. Directors shall be natural persons of the age of eighteen years or older, but need not be residents of the State of Delaware or shareholders of the Corporation.

                  Section 3.02 ELECTION OF DIRECTORS. Except as otherwise provided in Section 3.03 and 3.04 hereof and except as otherwise provided in the Second Amended and Restated Certificate of Incorporation, the directors shall be elected annually at the annual shareholders' meeting for the election of directors by such shareholders as have the right to vote on such election. The Chairman of the Board of Directors must be approved by vote of the Board of Directors before his appointment. If the Chairman of the Board of Directors is absent from a meeting of directors or is unwilling to act, the Chairman at that meeting must be one of the directors elected by a majority of those directors present at the meeting. The President of the Corporation must be approved by vote of the Board of Directors before his appointment.

                  Section 3.03 REMOVAL OF DIRECTORS. At a meeting called expressly for that purpose, any one or more or all of the directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

                  Section 3.04 RESIGNATIONS. Any director may resign at any time by mailing or delivering or by transmitting by telecopy machine written notice of his resignation to the Board of Directors of the Corporation at the Corporation's principal office or to the President, the Secretary or any Assistant Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or if no time be specified, then at the time of receipt thereof.

                  Section 3.05 VACANCIES. Any vacancy occurring in the Board of Directors may be filled by affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office and until his successor shall have been elected and qualified. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office or by an election at an annual meeting or at a special meeting of shareholders called for that purpose. A director chosen to fill a position resulting from an increase in the number of directors shall hold such position until the next annual meeting of shareholders and until his successor shall have been elected and qualified.

                  Section 3.06 GENERAL POWERS. The business of the Corporation shall be managed by the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Second Amended and Restated Certificate of Incorporation directed or required to be exercised or done by the shareholders.

                  Section 3.07 ANNUAL MEETINGS. The annual meeting of the Board of Directors for electing officers and transacting other business shall be held immediately after the annual shareholders' meeting at the place of such meeting. Failure to hold any annual meeting of the Board of Directors of the Corporation at the designated time shall not work a forfeiture or dissolution of the Corporation.

                  Section 3.08 REGULAR MEETINGS. The Board of Directors from time to time may provide by resolution for the holding of regular meetings and fix the time and place of such meetings. Regular meetings may be held within or without the State of Delaware.

                  Section 3.09 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, if one be elected, on seven days notice to each Director specifying the time and place (within or without the State of Delaware) of the meeting, and shall be called by the President or Secretary in like manner and on like notice on the written request of a majority of the directors.

                  Section 3.10 NOTICE. Notices in respect of meetings referred to under Sections 3.07, 3.08, and 3.09 must stipulate the agenda of business to be transacted at the meeting. Where the failure to include an item of business in the agenda does not preclude such item being dealt with at the meeting as general business provided the consent of at least one-half of the number of directors is obtained. All notices to a director required by Sections 3.07, 3.08 or 3.09 hereof shall be given to him at least seven (7) days prior to the date of such meeting and shall be addressed to him at his residence or usual place of business and may be given by mail, telegram, telecopy, facsimile, or by personal delivery. No notice need be given of any adjourned meeting. A notice shall be deemed delivered:

                  (i) if mailed to a United States address, three days after being deposited in the United States mail, with postage prepaid, addressed to the director as stated above;

                  (ii) if mailed to an address outside the United States, seven days after being deposited in the United States mail, with airmail postage prepaid addressed to the director as stated above.

                  Section 3.11 WAIVER OF NOTICE. Whenever any notice is required to be given to any director of the Corporation under the provisions of any statute or under the provisions of the Second Amended and Restated Certificate of Incorporation or these Third Amended and Restated Bylaws, a waiver thereof-in writing signed by the person or persons entitled to such notice, whether before, at or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a director at a meeting of the Board of Directors shall constitute a waiver of notice of such meeting, except where a director attends such a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                  Section 3.12 QUORUM. At all meetings of the Board of Directors, four members of the Board of Directors shall constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. In the absence of a quorum, the directors present thereat may adjourn the meeting from time to time until a quorum be present and written notice of such adjournment must be given to all directors.

                  Section 3.13 ACTION BY DIRECTORS WITHOUT A MEETING. Any action required to be taken at a meeting of the directors of the Corporation or any action which may be taken at such a meeting, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors. Such consent shall have the same force and effect as an unanimous vote of the Board of Directors of the Corporation. A consent shall be sufficient for this Section 3.13 if it is executed in counterparts, in which event all of such counterparts, when taken together, shall constitute one and the same consent.

                  Section 3.14 MEETING BY CONFERENCE TELEPHONE. Any director may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other, and such participation shall constitute the presence of such person at such meeting.

                  Section  3.15  COMPENSATION.  By  resolution  of the  Board of
Directors, any director may be paid any one or more of the following: his expenses, if any, of attendance at meetings; a fixed sum for attendance at meetings; or stated salary as a director. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any capacity as an officer, employee, agent or otherwise, and receiving compensation therefor.

                  Section 3.16 RELIANCE ON ACCOUNTS AND REPORTS, ETC. A director in the performance of his duties shall be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or in relying in good faith upon other records of the Corporation.

                  Section 3.17 PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered or certified mail to the Secretary of the Corporation within a reasonable time after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.


                                  ARTICLE FOUR
                                   COMMITTEES

                  Section 4.01 HOW CONSTITUTED. By unanimous vote of the Board of Directors, the Board may designate one or more committees. The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee. Any such committee, to the extent provided in the resolution and except as may otherwise be provided by statute, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it, provided, however, that no such committee shall have the authority of the Board of Directors in reference to amending the Second Amended and Restated Certificate of Incorporation, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Corporation otherwise than in the usual course of its business, recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof, or amending the Third Amended and Restated Bylaws of the Corporation. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law. In the absence or disqualification of any member of any such committee, the Board of Directors may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

                  Section 4.02 PROCEEDINGS, QUORUM AND MANNER OF ACTING. Except as otherwise prescribed by the Board of Directors, each committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable, provided that the quorum shall not be less than a majority of the committee members.


                                  ARTICLE FIVE
                               OFFICERS AND AGENTS

                  Section 5.01 OFFICERS. The officers shall consist of a Chairman of the Board, a President, and a Secretary, each of whom shall be elected by the Board of Directors. The Board of Directors may elect and appoint such other officers, assistant officers and agents as may be deemed necessary and may delegate to one or more officers or agents the power to appoint such other officers, assistant officers and agents and to prescribe their respective rights, terms of office, authorities and duties. Any two or more offices of the Corporation may be held by the same person, except the offices of President and Secretary. An officer of the Corporation need not be a director of the Corporation nor resident of the State of Delaware. The officers of the Corporation shall be natural persons of the age of eighteen years or older.

                  Section 5.02 TERM OF OFFICE. Except as provided in Sections 5.03, 5.04, and 5.05 hereof, each officer appointed by the Board of Directors shall hold office until his successor shall have been appointed and qualified.

                  Section 5.03 RESIGNATION. Any officer or agent of the Corporation may resign at any time by mailing or delivering or transmitting by telecopy written notice of his resignation to the Board of Directors of the Corporation at the Corporation's principal office or to the President, the Secretary or any Assistant Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or if no time be specified, then at the time of receipt thereof.

                  Section 5.04 REMOVAL. Any officer or agent may be removed by the Board of Directors, either with or without cause, whenever in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. In addition, any other officer, assistant officer or agent appointed in accordance with the delegation provisions of Section 5.01 hereof may be removed, either with or without cause, by any such officer or agent upon who such power of delegation shall have been conferred by the Board of Directors.

                  Section 5.05 VACANCIES AND NEWLY CREATED OFFICES. If any vacancy shall occur in any office by reason of death, resignation, removal, disqualification or other cause, or if any new office shall be created, such vacancies or newly created offices may be filled by the Board of Directors at any regular or special meeting or may be filled by an officer or agent to whom the power is delegated in accordance with the delegation provisions of Section
5.01 hereof.

                  Section 5.06 CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors shall, when present, preside at all meetings of shareholders and of the Board of Directors. In general, he shall perform all duties incident to the office of Chairman of the Board of Directors and such other duties as from time to time may be assigned to him by the Board of Directors, or as prescribed herein.

                  Section 5.07 PRESIDENT. The President shall be the chief executive officer and chief operating officer of the Corporation unless the Board of Directors designates one or more other officers to fill such offices. As chief executive officer of the Corporation, he shall have general charge, supervision and authority over the property, affairs and business of the Corporation, and over its several offices, subject, however, to the control of the Board of Directors. As chief operating officer, he shall have general and active management of the day-to-day business of the Corporation. He shall have authority to cause the employment or appointment of such employees and agents of the Corporation (other than officers or agents elected or appointed by the Board of Directors) as the conduct of the business of the Corporation may require, and to fix their compensation and to remove or suspend any employee or agent who shall not have been appointed by the Board of Directors. He shall see that all orders and resolutions of the Board of Directors are carried into effect and in general shall perform all duties as may from time to time be assigned to him by the Board of Directors.

                  Section 5.08 VICE PRESIDENTS. The Vice Presidents, if any, shall perform such duties and possess such powers as from time to time may be assigned to them by the Board of Directors or the President. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election or appointment) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President.

                  Section 5.09 SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall attend to the giving and serving of all notices of the Corporation and shall record all the proceedings of all meetings of the shareholders and of the Board of Directors in a book to be kept for that purpose. He shall keep in safe custody the seal of the Corporation, and shall have charge of the records of the Corporation, including the stock books and such other books and papers as the Board of Directors may direct and such books, reports, certificates and other documents required by law to be kept, all of which shall at all reasonable times be open to inspection by any director. He shall sign (unless an Assistant Secretary shall have signed) certificates representing stock of the Corporation authorized for issuance by the Board of Directors. He shall perform such other duties as appertain to this office or as may be required by the Board of Directors. Any Assistant Secretary may perform such duties of the Secretary as the Secretary or the Board of Directors may properly assign, and, in the absence of the Secretary, any Assistant Secretary may perform all the duties of the Secretary.

                  Section 5.10 REMUNERATION. The salaries or other compensation of the officers of the Corporation shall be determined by the Board of Directors, except that the Board of Directors may by resolution delegate to any officer or agent the power to fix salaries or other compensation of any other officer, assistant officer or agent appointed in accordance with the delegation provisions of Section 5.01 hereof.

                  Section 5.11 SURETY BONDS. The Board of Directors may require any officer or agent of the Corporation to execute a bond to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporation's property, funds or securities that may come into his hands.


                                   ARTICLE SIX
                                  CAPITAL STOCK

                  Section 6.01 SIGNATURES. The shares of the Corporation's capital stock shall be represented by certificates signed by the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation and shall be sealed with the seal of the Corporation, or a facsimile thereof. The signatures of the President or a Vice-President and of the Secretary or an Assistant Secretary upon certificates may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificates shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

                  Section 6.02 CERTIFICATES. Each certificate representing shares of the Corporation shall state upon the face thereof: (a) that the Corporation is organized under the laws of the State of Delaware; b) the name of the person to whom such certificate is issued; (c) the number and class of shares which such certificate represents; and (d) the par value of each share represented by such certificate, or a statement that the shares are without par value. Each certificate shall also set forth conspicuously on the face or back thereof such restrictions upon transfer, or a reference thereto, as shall be adopted by the Board of Directors and shareholders, or as otherwise required by law. No certificate shall be issued for any shares until such shares are fully paid.

                  Section 6.03 CLASSES OF STOCK. If the Corporation is, or shall become, authorized to issue shares of more than one class, then in addition to the provisions of Section 6.02 hereof, every certificate representing shares issued by the Corporation shall also set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued and, if the Corporation is, or shall become, authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

                  Section 6.04 CONSIDERATION FOR SHARES. Shares having a par value may be issued for such consideration expressed in dollars, not less than the par value thereof, as shall be fixed from time to time by the Board of Directors. Shares without par value may be issued for such consideration expressed in dollars as may be fixed from time to time by the Board of Directors. Treasury shares may be disposed of by the Corporation for such consideration expressed in dollars as may be fixed from time to time by the Board of Directors. The consideration for the issuance of shares may be paid, in whole or in part, in money, in other property or rights, tangible or intangible, or in labor or services actually performed for the Corporation. Neither promissory notes nor future services shall constitute payment or part payment for shares of the Corporation.

                  Section 6.05 TRANSFER OF CAPITAL STOCK. Transfers of shares of stock of the Corporation shall be made on the books of the Corporation upon surrender of the certificate or certificates, properly endorsed or accompanied by proper instruments of transfer, representing such shares, subject to the terms of any agreements among the Corporation and shareholders or other restrictions imposed by law.

                  Section 6.06 REGISTERED SHAREHOLDERS. Prior to due presentment for registration or transfer of shares of stock, the Corporation may treat the person registered on its books as the absolute owner of such shares of stock for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by statute; provided, however, that whenever any transfer of shares shall be made for collateral security and not absolute, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and transferee requisition the Corporation to do so.

                  Section 6.07 TRANSFER AGENTS AND REGISTRARS. The Board of Directors may, from time to time, appoint or remove one or more transfer agents or one or more registrars of transfers of shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made, all certificates representing shares of capital stock thereafter issued shall be countersigned by one of such transfer agents or one of such registrars of transfers and shall not be valid unless so countersigned. If the same person shall be both transfer agent and registrar, only one countersignature by such person shall be required.

                  Section 6.08 FIXING OR DETERMINATION OF RECORD DATE. The Board of Directors may fix, in advance, a date as a record date for the determination of the shareholders entitled to notice of, and to vote at, any meeting of shareholders and any adjournment thereof, or entitled to receive payment of any dividend or any other distribution or allotment of right, or entitled to exercise rights in respect of any change, conversion, or exchange of capital stock, or entitled to give any consent for any purpose, or in order to make a determination of shareholders for any other proper purpose; provided, however, that such record date shall be a date not more than 50 days nor less than 10 days before the date of such meeting of shareholders or the date of such other action, except for an action by written consent pursuant to Section 2.13. If the Board of Directors does not fix a record date as above provided, then the record date shall be established by statute. In the case of a shareholder action by written consent pursuant to Section 2.13, the record date shall be the date set by the Board of Directors, which shall not be more than ten days after the date the resolution is adopted, or if no such date is set and prior director action is not required, the first date on which a signed written consent setting forth the action taken or proposed to be taken is properly delivered to the Corporation. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of such meeting, provided, however, that the Board of Directors may fix the new record date for the adjourned meeting. If such a record date is fixed, only such shareholders as shall be shareholders of record on the record date so fixed shall be entitled to such notice of, and to vote at, such meetings and any adjournments thereof, or to receive payment of such dividend or other distribution, or to receive such allotment of rights or to exercise such rights, or to give such consent, as the case may be notwithstanding any transfer of any shares on the books of the Corporation after any such record date.

                  Section 6.09 LOST OR DESTROYED CERTIFICATES. The Board of Directors may direct that a new certificate or certificates of stock be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate or certificates to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, at its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.

                  Section 6.10 REGULATION S OFFERINGS. The Corporation shall refuse to register any transfer of the Corporation's securities not made in accordance with the provisions of Regulation S adopted under the Securities Act of 1933 (the "Securities Act"), pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; provided, however, that if such securities are in bearer form or foreign law prevents this Corporation from refusing to register securities transfers, other reasonable procedures shall be implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S. This Section 6.10 shall only apply to securities of this Corporation issued pursuant to the provisions of Regulation S of the Securities Act.


                                  ARTICLE SEVEN
                        EXECUTION OF INSTRUMENTS: FINANCE

                  Section 7.01 EXECUTION OF INSTRUMENTS. The Chairman of the Board of Directors, the President or any Vice President shall have the power to execute and deliver on behalf of and in the name of the Corporation any instrument requiring the signature of an officer of the Corporation, except as otherwise provided in these Bylaws or where the execution and delivery thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. Unless authorized to do so by these Bylaws or by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation in any way, to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

                  Section 7.02 BORROWING. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued, endorsed or accepted in its name, unless authorized by the Board of Directors or a committee designated by the Board of Directors so to act. Such authority may be general or confined to specific instances. When so authorized, the officer or officers thereunto authorized may effect loans at any time for the Corporation from any bank or other entity and for such loans may execute and deliver promissory notes or other evidences of indebtedness of the Corporation, and when authorized as aforesaid, as security for the payment of any and all loans (and any obligations incident thereto) of the Corporation, may mortgage, pledge or otherwise encumber any real or personal property, or any interest therein, at any time owned or held by the corporation, and to that end may execute and deliver such instrument as may be necessary or proper in the premises.

                  Section 7.03 LOANS TO DIRECTORS, OFFICERS AND EMPLOYEES. The Corporation may lend money to, guarantee the obligations of and otherwise assist directors, officers and employees of the Corporation, or directors of another corporation of which the Corporation owns a majority of the voting stock whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve.

                  Section 7.04 CHECKS AND ENDORSEMENTS. All checks, drafts or other orders for the payment of money, obligations, notes or other evidences of indebtedness, bills of lading, warehouse receipts, trade acceptances and other such instruments shall be signed or endorsed by the Chairman of the Board of Directors, the President or any Vice President or such other officers or agents of the Corporation as shall from time to time be determined by resolution of the Board of Directors, which resolution may provide for the use of facsimile signatures.

                  Section 7.05 DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the Corporation's credit in such banks or other depositories as shall from time to time be determined by resolution of the Board of Directors, which resolution may specify the officers or agents of the Corporation who shall have the power, and the manner in which such power shall be exercised, to make such deposits and to endorse, assign and deliver for collection and deposit checks, drafts and other orders for the payment of money payable to the Corporation or its order.

                  Section 7.06 PROXIES. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board of Directors, the President or any Vice President may from time to time appoint one or more agents or attorneys in fact of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, association or other entity any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, association or other entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, association or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

                  Section 7.07 FISCAL YEAR. The fiscal year of the Corporation shall be such as may from time to time be established by the Board of Directors.


                                  ARTICLE EIGHT
                           LIABILITY: INDEMNIFICATION

                  Section 8.01 EXCULPATION. No director or officer of the Corporation shall be liable for the acts, defaults or omissions of any other director or officer, or for any loss sustained by the Corporation, unless the same has resulted from his own willful misconduct, willful neglect or gross negligence.

                  Section 8.02 INDEMNIFICATION FOR ACTION, ETC, OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct which was taken was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that the conduct which was taken was unlawful.

                  Section 8.03 INDEMNIFICATION FOR ACTIONS, ETC, BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  Section 8.04 DETERMINATION OF RIGHT TO INDEMNIFICATION. Any indemnification under Section .8.02 or 8.03 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 8.02 or 8.03. Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.

                  Section 8.05 INDEMNIFICATION AGAINST EXPENSES OF SUCCESSFUL PARTY. Notwithstanding the other provisions of this Article Eight, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 8.02 or 8.03, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

                  Section 8.06 ADVANCE EXPENSES. Expenses incurred in defending a civil, criminal, administrative, or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article Eight and a written affirmation of such person's good faith belief that such person has satisfied the standard of conduct required for indemnification. The undertaking required by this Section shall be an unlimited general obligation of the director, officer, employee or agent, but need not be secured and may be accepted without reference to financial ability to make repayment.

                  Section 8.07 OTHER RIGHTS AND REMEDIES. The indemnification provided by this Article Eight shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  Section 8.08 INSURANCE. Upon resolution passed by the Board, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article Eight.

                  Section 8.09 CONSTITUENT CORPORATIONS. For the purposes of this Article Eight, references to the "Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article Eight with respect to the resulting or surviving corporation as such person would if such person had served the resulting or surviving corporation in the same capacity.

                  Section 8.10 EXPENSES AS A WITNESS. Nothing in this Article Eight shall limit the Corporation's power to pay or reimburse expenses incurred by a director, officer, employee or agent of the Corporation in connection with his appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent in the proceeding.


                                  ARTICLE NINE
                                  MISCELLANEOUS

                  Section 9.01 SEAL. The corporate seal of the Corporation shall be circular in form and shall bear the name of the Corporation. The form of the seal shall be subject to alteration by the Board of Directors and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. Any officer or director of the Corporation shall have the authority to affix the corporate seal of the Corporation to any document requiring the same.

                  Section 9.02 BOOKS AND RECORDS. The Board of Directors shall have power from time to time to determine whether and to what extent, and at what times and places and under what conditions and regulations, the accounts and books of the Corporation (other than the stock ledger), or any of them, shall be open to the inspection of shareholders or, if applicable, holders of voting trust certificates. No shareholders or holder of voting trust certificates shall have any right to inspect any account, book or document of the Corporation except at a time conferred by statue, unless authorized by a resolution of the shareholders or the Board of Directors.

                  Section 9.03 WAIVERS OF NOTICE. Whenever any notice is required to be given by law, or under the provisions of the Second Amended an Restated Certificate of Incorporation or of these Third Amended and Restated Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before, or after the time stated therein, shall be deemed equivalent of notice.

                  Section 9.04 AMENDMENTS. Subject to repeal or change by action of the shareholders, the Board of Directors shall have the power to make, alter or repeal these Third Amended and Restated Bylaws, in whole or in part, at any time and from time to time only upon the affirmative vote of a majority of the directors at a meeting of the Board of Directors.

                  APPROVED AND ADOPTED by unanimous consent of the Board of Directors as of this 22nd day of July, 1999.



/s/ Ernest B. Kim                                    /s/ Jin K. Kim
--------------------------------------------         --------------
Ernest B. Kim, Director                              Jin K. Kim, Director


/s/ Ben Chang                                        /s/ Edward Tobin
Ben Chang, Director                                  Edward Tobin, Director


/s/ Sun W. Young
Sun W. Young, Director